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                                                                   EXHIBIT 10.14


                             AT&T WIRELESS SERVICES
                          EMPLOYEE STOCK PURCHASE PLAN



      AT&T WIRELESS SERVICES, a Delaware corporation, hereby adopts this AT&T Wireless Services Employee Stock Purchase Plan (the "Plan") as of June 8, 2001. The purposes of the Plan are as follows:

            (1) To assist employees of the Company and its Participating Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended.

            (2) To help employees provide for their future security and to encourage them to remain in the employment of the Company and its Participating Subsidiaries.

1.    DEFINITIONS

      Whenever any of the following terms are used in the Plan with the first letter or letters capitalized, it shall have the following meaning unless the context clearly indicates to the contrary (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

      (a) "Code" means the Internal Revenue Code of 1986, as amended.

      (b) "Committee" means the committee appointed to administer the Plan pursuant to paragraph 12.

      (c) "Company" means AT&T Wireless Services, a Delaware corporation.

      (d) "Date of Exercise" means the date as of which an Option is exercised and the Stock subject to that Option is purchased. With respect to any Option, the Date of Exercise is the last day of the Purchase Period.

      (e) "Date of Grant" means the date as of which an Option is granted, as set forth in paragraph 3(a).

      (f) "Effective Date" means June [__], 2001."

      (g) "Eligible Compensation" means the total of base pay, bonuses, and commissions received from the Company or a Participating Subsidiary.""
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      (h) "Eligible Employee" means any employee of the Company or a
Participating Subsidiary who meets the following criteria:

            (1) the employee does not, immediately after the Option is granted, own (within the meaning Code Sections 423(b)(3) and 424(d)) stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of a Subsidiary;

            (2) the employee has completed one biweekly payroll cycle with the Company or a Subsidiary, and is still employed by the Company or a Subsidiary on the first day of the following calendar quarter or, if specified by the Committee for a future Option Period, any other minimum employment period not exceeding two years;

            (3) if specified by the Committee for a future Option Period, the employee's customary employment is for 20 hours or more per week or any lesser number of hours established by the Committee; and

            (4) if specified by the Plan Administrator for a future Option Period, the employee customarily works a minimum of five months per year or any lesser number of months established by the Plan Administrator.

      If the Company permits any employee of a Participating Subsidiary to participate in the Plan, then all employees of that Participating Subsidiary who meet the requirements of this paragraph 1(h) shall also be considered Eligible Employees.

      (i) "Option" means an option granted under the Plan to an Eligible Employee to purchase shares of Stock.

      (j) "Option Period" means with respect to any Option the period beginning upon the Date of Grant and ending on the last day of the calendar quarter containing the Date of Grant, or ending on such other date as the Committee shall determine. No Option Period may exceed 27 months from the Date of Grant.

      (k) "Option Price" with respect to any Option has the meaning set forth in paragraph 4(b).

      (l) "Participant" means an Eligible Employee who has complied with the provisions of paragraph 3(b).

      (m) "Participating Subsidiary" means any present or future Subsidiary that the Committee or the Senior Vice President-Human Resources of the Company, or his or her delegate, designates to be eligible to participate in the Plan, and that elects to participate in


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the Plan. The naming of any entity as a Participating Subsidiary is expressly contingent upon satisfaction of all legal requirements for offering the Plan to employees of such entity or obtaining an appropriate waiver with respect to any such legal requirements.

      (n) "Periodic Deposit Account" means the account established and maintained by the Company to which shall be credited pursuant to Section 3(c) amounts received from Participants for the purchase of Stock under the Plan.

      (o) "Plan" means the AT&T Wireless Services Employee Stock Purchase Plan, as amended from time to time.

      (p) "Plan Year" means the calendar year.

      (q) "Purchase Period" means, with respect to any Option Period, the period beginning upon the Date of Grant and ending on the last day of the calendar quarter containing the Date of Grant, or ending on such other date or dates within the Option Period as the Committee shall determine. There may be more than one Purchase Period within an Option Period.

      (r) "Stock" means shares of AT&T Wireless Common Stock, par value $0.01 per share.

      (s) "Stock Purchase Account" means the account established and maintained by the Company to which shall be credited pursuant to Section 4(c) Stock purchased upon exercise of an Option under the Plan.

      (t) "Subsidiary" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company, if at the time of the granting of the Option, each of the corporations, other than the last corporation, in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.    STOCK SUBJECT TO PLAN

      Subject to the provisions of paragraph 9 (relating to adjustment upon changes in the Stock), the Stock that may be sold pursuant to Options granted under the Plan for the period commencing on the Effective Date and ending January 1, 2011 shall not exceed in the aggregate:

      (a)   five million two hundred thousand (5,200,000) shares, plus

      (b) an annual increase to be added as of the first day of each fiscal year of the Company's fiscal year beginning in 2002 equal to the lesser of (i) nine million one hundred thousand (9,100,000) shares,
            (ii) 0.0035% of the outstanding shares of Stock as of the end of the Company's immediately preceding fiscal year on a fully


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            diluted basis (assuming exercise of all outstanding options and warrants and conversion of all outstanding convertible preferred stock) and (iii) a lesser amount determined by the Board; provided, however, that any shares from any increases in previous years that are not actually issued shall be added to the aggregate number of shares available for issuance under the Plan.

3.    GRANT OF OPTIONS

      (a)   GENERAL STATEMENT

      Except as otherwise determined by the Committee, the Company shall grant Options under the Plan to all Eligible Employees on the first day of each calendar quarter; provided, however, that the first Option Period shall commence on or after the Effective Date on a date, which could be other than the first day of a calendar quarter, to be specified by the Company's Senior Vice President-Human Resources. The term of each Option shall end on the last day of the Option Period with respect to which the Option is granted. Except as otherwise determined by the Committee, with respect to each Option Period, each Eligible Employee shall be granted an Option, on the Date of Grant, as follows:

            (1) The maximum number of whole or fractional shares of Stock subject to each Option and purchasable during any Purchase Period shall equal (i) $25,000 (ii) divided by the average of the high and low price of a share of Stock on the New York Stock Exchange on the Date of Grant (iii) with the result reduced by the number of whole or fractional shares of Stock purchased during that calendar year under the Plan or under any other employee stock purchase plan of the Company or of any Subsidiary which is intended to qualify under Code Section 423; and

            (2) The maximum number of whole or fractional shares of Stock that may be purchased by an Eligible Employee during the Option Period shall equal (i) 10% of the Eligible Employee's Compensation from the Date of Grant (or, if later, the immediately prior Date of Exercise) through the Date of Exercise divided by (ii) the Option Price.

      (b)   ELECTION TO PARTICIPATE

      Each Eligible Employee who elects to participate in the Plan shall communicate to the Company, in accordance with procedures established by the Committee, an election to participate in the Plan whereby the Eligible Employee designates a stated whole percentage equaling at least 1%, but no more than 10%, of his or her Eligible Compensation during the Option Period to be deposited periodically in his or her Periodic Deposit Account under subparagraph 3(c). The cumulative amount deposited in the Periodic Deposit Account during a Plan Year with respect to a Participant may not exceed the limitation stated in subparagraph 3(d). Participation shall commence on the first day of the calendar quarter next following


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receipt by the Committee of the Eligible Employee's election or, for the first
Option Period, on the date specified by the Senior Vice President-Human Resources. A Participant's election to participate in the Plan shall continue in effect during the current and subsequent Option Periods until changed pursuant to subparagraph 3(c).

      (c)   PERIODIC DEPOSIT ACCOUNTS

      The Company shall maintain a Periodic Deposit Account for each Participant and shall credit to that account in U.S. dollars all amounts received under the Plan from the Participant. No interest will be paid to any Participant or credited to his or her Periodic Deposit Account under the Plan with respect to such funds. All amounts credited to a Participant's Periodic Deposit Account shall be used to purchase Stock under subparagraph 4(c).

      Credits to an Eligible Employee's Periodic Deposit Account shall be made by payroll deduction or other alternate payment arrangements, in accordance with rules and procedures established by the Committee. An Eligible Employee may increase, decrease, or eliminate the periodic credits to his or her Periodic Deposit Account for future periods by filing a new election at any time during an Option Period. The change shall become effective in accordance with the Committee's rules and procedures as soon as practicable after the Company receives the election, but the change will not affect amounts deposited with respect to Eligible Compensation sooner than the Eligible Compensation payable with respect to the next pay period after the Company receives the authorization. If an Eligible Employee elects to eliminate the periodic credits to his or her Periodic Deposit Account for future periods, exercise of the Option shall occur as provided in subparagraph 4(a), unless the Participant has withdrawn pursuant to paragraph 5.

      (d)   $25,000 LIMITATION

      No Eligible Employee shall be permitted to purchase Stock under the Plan or under any other employee stock purchase plan of the Company or of any Subsidiary which is intended to qualify under Code Section 423, at a rate which exceeds $25,000 in fair market value of Stock (determined at the time the Option is granted) for each calendar year in which any such Option granted to such Participant is outstanding at any time.

4.    EXERCISE OF OPTIONS

      (a)   GENERAL STATEMENT

      On each Date of Exercise, the entire Periodic Deposit Account of each Participant shall be used to purchase at the Option Price whole and/or fractional shares of Stock subject to the Option. Each Participant automatically and without any act on his or her part will be deemed to have exercised his or her Option on each such Date of Exercise to the extent that


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the amounts then credited to the Participant's Periodic Deposit Account under the Plan are used to purchase Stock.

      (b)   OPTION PRICE DEFINED

      The Option Price per share of Stock to be paid by each Participant on each exercise of his or her Option shall be an amount in U.S. dollars equal to 85% of the lesser of (i) the fair market value of a share of Stock on the Date of Grant for the relevant Option Period, or (ii) the fair market value of a share of Stock as of the applicable Date of Exercise. The fair market value of a share of Stock as of a given date shall be the average of the high and low price of a share of Stock on the New York Stock Exchange on such date.

      (c)   STOCK PURCHASE ACCOUNTS; STOCK CERTIFICATES

      The Company shall maintain a Stock Purchase Account for each Participant to reflect the Stock purchased under the Plan by the Participant. Upon exercise of an Option by a Participant pursuant to subparagraph 4(a), the Company shall credit to the Participant's Stock Purchase Account the whole or fractional shares of Stock purchased at that time.

      Except as provided in paragraph 6, certificates with respect to Stock credited to a Participant's Stock Purchase Account shall be issued only on request by the Participant for a distribution of whole shares or when necessary to comply with the transaction requirements outside the United States. Upon issuance of such a Stock certificate to a Participant, the Participant's Stock Purchase Account shall be adjusted to reflect the number of shares of Stock distributed to the Participant.

5.    WITHDRAWAL

      A Participant may withdraw all but not less than all the amounts credited to his or her Periodic Deposit Account and not yet used to exercise his or her Option under the Plan at any time by giving written notice to the Committee. All of the amounts credited to the Participant's Periodic Deposit Account shall be paid to such Participant promptly after receipt of notice of withdrawal, and such Participant's Option for the Option Period shall be automatically terminated, and no further amounts for the purchase of shares of Stock shall be withheld for such Option Period. If a Participant withdraws from an Option Period, payroll deductions shall not resume at the beginning of the succeeding Option Period unless the Participant delivers to the Committee a new election to participate in the Plan.

      A Participant's withdrawal from an Option Period shall not have any effect upon his or her eligibility to participate in any similar plan of the Company or a Subsidiary or in succeeding Option Periods that commence after the termination of the Option Period from which the Participant withdraws.


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6.    RIGHTS ON RETIREMENT, DEATH, TERMINATION OF EMPLOYMENT

      If a Participant retires, dies, or otherwise terminates employment, or if the corporation that employs a Participant ceases to be a Participating Subsidiary, then to the extent practicable no further amounts shall be credited to the Participant's Periodic Deposit Account from any pay due and owing to the Participant after such retirement, death, or other termination of employment. All amounts credited to such a Participant's Periodic Deposit Account shall be used on the next Date of Exercise in that Option Period to purchase Stock under paragraph 4. Such a Participant's Stock Purchase Account shall be terminated, and Stock certificates with respect to whole shares of Stock and cash with respect to fractional shares of Stock shall be distributed as soon as practicable after such Date of Exercise.

      Notwithstanding anything in the Plan to the contrary and except to the extent permitted under Code Section 423(a), a Participant's Option shall not be exercisable more than three months after the Participant retires or otherwise terminates employment from the Company or a Participating Subsidiary, including as a result of the corporation ceasing to be a Participating Subsidiary.

7.    RESTRICTION UPON ASSIGNMENT

      An Option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and is exercisable during the Participant's lifetime only by the Participant. The Company will not recognize and shall be under no duty to recognize any assignment or purported assignment by a Participant, other than by will or the laws of descent and distribution, of the Participant's interest in the Plan or of his or her Option or of any rights under his or her Option.

8.    NO RIGHTS OF STOCKHOLDER UNTIL EXERCISE OF OPTION

      A Participant shall not be deemed to be a stockholder of the Company, or have any rights or privileges of a stockholder, with respect to the number of shares of Stock subject to an Option. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, the Participant's Option is exercised pursuant to paragraph 4(a) and the Stock purchased by the Participant at that time has been credited to the Participant's Stock Purchase Account.

9.    CHANGES IN THE STOCK; ADJUSTMENTS OF AN OPTION

      If, while any Options are outstanding, the outstanding shares of Stock have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company, or there has been any other change in the capitalization of the Company, through merger, reorganization, consolidation, recapitalization, stock split, reverse stock split, spin-off, or similar transaction or other change in corporate structure affecting the Stock, appropriate and proportionate adjustments may be made by the Committee in the


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number, class and/or kind of shares which are subject to purchase under outstanding Options, including, if the Committee deems appropriate, the substitution of similar options to purchase shares of another company (with such other company's consent). In addition, in any such event, the number and/or kind of shares that may be offered in the Options shall also be proportionately adjusted. No adjustments shall be made for dividends paid in the form of Stock.

10.   USE OF FUNDS; REPURCHASE OF STOCK

      All funds received or held by the Company under the Plan will be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. The Company shall not be required to repurchase from any Eligible Employee shares of Stock that the Eligible Employee acquires under the Plan.

11.   WITHHOLDING

      The Company shall be entitled to make appropriate arrangements to comply with any withholding requirements imposed by federal, state, foreign or local law with respect to the purchase or disposition of shares of Stock under the Plan, including, without limitation, deducting any applicable withholding from the Participant's compensation, selling shares of Stock acquired under the Plan, or deducting from the proceeds of a disposition of shares of Stock acquired under the Plan.

12.   ADMINISTRATION BY COMMITTEE

      (a)   APPOINTMENT OF COMMITTEE

      The board of directors of the Company, or its delegate, shall appoint a Committee, which shall be composed of one or more members, to administer the Plan on behalf of the Company. Each member of the Committee shall serve for a term commencing on the date specified by the board of directors of the Company, or its delegate, and continuing until he or she dies or resigns or is removed from office by such board of directors, or its delegate.

      (b)   DUTIES AND POWERS OF COMMITTEE

      It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to:

      (1) determine when the initial and subsequent Option Periods and Purchase Periods will commence;

      (2)   interpret the Plan and the Options;

      (3) adopt such rules for the administration, interpretation, and application of the Plan as are consistent with the Plan and Code Section 423; and


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      (4)   interpret, amend, or revoke any such rules.

      In its absolute discretion, the board of directors of the Company may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. The Committee may delegate any of its responsibilities under the Plan by designating in writing other persons to carry out any or all of such responsibilities.

      (c)   MAJORITY RULE

      The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

      (d)   COMPENSATION; PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS

      Each member of the Committee who is an employee of the Company or a Subsidiary shall receive no additional compensation for his or her services under the Plan. Each Committee member who is not an employee of the Company or a Subsidiary shall receive such compensation for his or her services under the Plan as the board of directors of the Company, or its delegate, may determine. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company, and its officers and directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company, and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination, or interpretation.

13.   NO RIGHTS AS AN EMPLOYEE

      Nothing in the Plan or any Option shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or a Subsidiary or to affect the right of the Company and Subsidiaries to terminate the employment of any person (including any Eligible Employee or Participant) at any time with or without cause, to the extent otherwise permitted under law.

14.   TERM OF PLAN

      No Option may be granted during any period of suspension of the Plan or after termination of the Plan, and in no event may any Option be granted under the Plan after April 1, 2011.


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15.   AMENDMENT OF THE PLAN

      The board of directors of the Company, or its delegate, may amend, suspend, or terminate the Plan at any time; provided that approval by the Company's stockholders shall be required to amend the Plan to increase the number of shares of Stock reserved for the Options under the Plan.

16.   EFFECT UPON OTHER PLANS

      The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary, except to the extent required by law. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary (a) to establish any other forms of incentives or compensation for employees of the Company or any Subsidiary or (b) to grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation, or otherwise, of the business, stock, or assets of any corporation, firm, or association.

17.   NOTICES

      Any notice to be given under the terms of the Plan to the Company shall be addressed to the Company in care of the Committee, and any notice to be given to the Eligible Employee shall be addressed to the Eligible Employee at his or her last address as reflected in the Company's records. By a notice given pursuant to this paragraph 17, either party may hereafter designate a different address for notices to be given to it or the Eligible Employee. Any notice which is required to be given to the Eligible Employee shall, if the Eligible Employee is then deceased, be given to the Eligible Employee's personal representative if such representative has previously informed the Company of his or her status and address by written notice under this paragraph 17. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office, branch post office, or other depository regularly maintained by the United States Postal Services.

18.   TITLES

      Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.


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